                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We have issued our report dated January 16, 1998, except for note 15 as to which the date is February 26, 1998, accompanying the financial statements of Etowah Bank contained in the Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Form S-4 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."

                                                      PORTER KEADLE MOORE, LLP

                                                  /s/ Porter Keadle Moore, LLP



Atlanta, Georgia
July 9, 1998